UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2020

Social Life Network, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55961	46-0495298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3465 S Gaylord Court, Suite A509, Denver, Colorado	80113
(Address of principal executive offices)	(Zip Code)

(855) 933-3277

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Social Life Network, Inc. referred to herein as “we”, “us” or “us”.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 24, 2020, our Board of Directors by unanimous written consent amended Section 1.13 (Action Without Meeting) of our bylaws to provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent is signed by the holders of at least 51% of the voting power of the issued and outstanding stock entitled to vote, rather than as previously provided for in our bylaws requiring two-thirds of the voting power of our issued and outstanding stock entitled to vote.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.2	Amendment to By-laws of Social Life Network, Inc. adopted on January 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2020

Social Life Network, Inc.

By:	/s/ Ken Tapp
Ken Tapp, Chief Executive Officer